                                                                 EXHIBIT 10.17


                     COMPLETE RESTATEMENT AND AMENDMENT OF
                           AVERY DENNISON CORPORATION
                      DIRECTORS DEFERRED COMPENSATION PLAN
                  ===========================================






                             December 23, 1994

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            PAGE
                                                                            ----


ARTICLE 1: PURPOSE                                                             1

ARTICLE 2: DEFINITIONS AND CERTAIN PROVISIONS                                  1

ARTICLE 3: ADMINISTRATION OF THE PLAN                                          4

ARTICLE 4: PARTICIPATION                                                       5

           4.1   ELECTION TO PARTICIPATE
           4.2   DEFERRED COMPENSATION ACCOUNTS
           4.3   VALUATION OF ACCOUNTS
           4.4   STATEMENT OF ACCOUNTS

ARTICLE 5: BENEFITS                                                            9

           5.1   NORMAL RETIREMENT BENEFIT
           5.2   PRE-RETIREMENT BENEFIT
           5.3   DISABILITY BENEFIT
           5.4   TERMINATION BENEFIT
           5.5   SURVIVOR BENEFITS
           5.6   SPOUSAL SURVIVOR BENEFIT
           5.7   WITHHOLDING; UNEMPLOYMENT TAXES
           5.8   DISCOUNTED CASH OUT ELECTION
           5.9   EMERGENCY BENEFIT

ARTICLE 6: BENEFICIARY DESIGNATION                                            17

ARTICLE 7: AMENDMENT OR TERMINATION OF PLAN                                   17


ARTICLE 8: MISCELLANEOUS                                                      18

           8.1   UNSECURED GENERAL CREDITOR
           8.2   OBLIGATIONS TO COMPANY
           8.3   NONASSIGNABILITY
           8.4   BOARD MEMBERSHIP NOT GUARANTEED
           8.5   PROTECTIVE PROVISIONS
           8.6   GENDER, SINGULAR & PLURAL
           8.7   CAPTIONS
           8.8   VALIDITY
           8.9   NOTICE
           8.10  APPLICABLE LAW

                     COMPLETE RESTATEMENT AND AMENDMENT OF
                          AVERY DENNISON CORPORATION
                     DIRECTORS DEFERRED COMPENSATION PLAN
================================================================================


                                   ARTICLE I
                                    PURPOSE

          The purpose of this Directors Deferred Compensation Plan (the "Plan") is to provide a means whereby Avery Dennison Corporation, a Delaware corporation (the "Company"), may afford financial security to a select group of Directors of
                                                                    -
the Company who have rendered and continue to render valuable services to the Company and its subsidiaries which constitute an important contribution towards the Company's continued growth and success, by providing for additional future compensation so that these Directors may be retained and their productive efforts encouraged.

                                   ARTICLE 2
                      DEFINITIONS AND CERTAIN PROVISIONS

          Beneficiary. "Beneficiary" means the person or persons designated as
          -----------
such in accordance with Article 6.

          Benefit Unit. "Benefit Unit" means a unit enrolled in by a Participant
          ------------
pursuant to Article 4 providing the benefits described in Article 5.

          Committee. "Committee" means the deferred compensation plan committee
          ---------
appointed to administer the Plan pursuant to Article 3.

          Declared Rate. "Declared Rate" means with respect to any Plan Year
          -------------
Moody's Corporate Bond Yield Average - Monthly Average Corporates as published by Moody's Investor's Service, Inc. (or any successor thereto) for any calendar month in the Plan Year next preceding such Plan Year as selected by the Committee in its sole discretion, or, if such yield is no longer published, a substantially similar average selected by the Committee.

          Deferral Commitment. "Deferral Commitment" means with respect to each
          -------------------
Benefit Unit the total cumulative amount by which a Participant's Director's Fees will be reduced over the Deferral Period.

          Deferral Period. "Deferral Period" means that period of eight (8) Plan
          ---------------
Years as determined pursuant to Article 4 over which a Participant defers all or a portion of such Participant's Director's Fees with respect to a Benefit Unit.

          Deferred Compensation Account.  "Deferred Compensation Account" means
          -----------------------------
the account maintained on the books of account of the Company for each Benefit Unit pursuant to Section 4.2.

          Director.  "Director" means a member of the Board of Directors of the
          --------
Company who is not also an employee of the Company.

          Director's Fees.  "Director's Fees" means the retainer and regular
          ---------------
Board of Directors meeting fees paid to a Director for service as a director of the Company, but before reduction pursuant to this Plan.

          Disability.  "Disability" means any inability on the part of a
          ----------
Director, commencing before age 64 1/2, as determined by the Committee, in its complete and sole discretion, to perform the substantial and material duties of a Director due to injury or sickness lasting for more than one hundred eighty
(180) consecutive days. Disability for purposes of this Plan shall be deemed to commence as of the first day following the end of such one hundred eighty (180) day period. If a Director makes application for disability benefits under the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, the Director shall be presumed to suffer from a Disability under this Plan. The Committee may require the Director to submit to an examination by a physician or medical clinic selected by the Committee. On the basis of such medical evidence and in the absence of qualification for disability benefits under the Social Security Act, the determination of the Committee as to whether or not a condition of Disability exists shall be conclusive. To constitute Disability, the same must commence after the Director has become a Participant in the Plan.

          Disability Benefit.  "Disability Benefit" means benefits payable to a
          ------------------
Participant who suffers a Disability pursuant to the provisions of Section 5.3.

          Discounted Cash Out Election. "Discounted Cash Out Election" means the
          ----------------------------
written election by a Participant or Beneficiary in a form acceptable to the Committee to receive all or part of the Participant's Deferred Compensation Account pursuant to the terms and conditions of Section 5.8.

          Emergency Benefit.  "Emergency Benefit" means the benefit that is
          -----------------
payable pursuant to Section 5.9 of the Plan.

          Enrollment Agreement. "Enrollment Agreement" means the written
          --------------------
agreement substantially in the form attached hereto that shall be entered into by the Company and a Director pursuant to which the Director becomes a Participant in the Plan. In the sole discretion of the Company, authorization forms filed by any Participant for the first Plan Year as to which the Plan is effective and by which the Participant makes the elections provided for by this Plan may be treated as a completed and fully executed Enrollment Agreement for all purposes under the Plan.

          Normal Retirement. "Normal Retirement" means with respect to any
          -----------------
Benefit Unit the termination of a Participant's status as a Director with the Company for reasons other than death on or after the date the Participant attains age 60.

          Normal Retirement Benefit.  "Normal Retirement Benefit" means benefits
          -------------------------
payable to a Participant for a Benefit Unit pursuant to the provisions of
Section 5.1.

          Participant. "Participant" means a Director who has filed a completed
          -----------
and executed Enrollment Agreement with the Committee and is participating in the Plan in accordance with the provisions of Article 4.

          Plan Year. "Plan Year" means the fiscal year beginning December 1 and
          ---------
 ending November 30.

          Pre-Retirement Benefit.  "Pre-Retirement Benefit" means benefits
          ----------------------
payable to a Participant pursuant to the provisions of Section 5.2.

          Rabbi Trust. "Rabbi Trust" means the trust described in Section 8.1.
          -----------

          Termination Benefit.  "Termination Benefit" means the lump sum amount
          -------------------
payable to a Participant who ceases to be a Director pursuant to the provisions of Section 5.4.

                                   ARTICLE 3
                          ADMINISTRATION OF THE PLAN

          A deferred compensation plan committee consisting of three or more members shall be appointed by the Company's Chairman and Chief Executive Officer to administer the Plan and establish, adopt, or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, with any such interpretations to be conclusive. All decisions of the Committee shall be by vote of at least a majority of its members and shall be final and binding. Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member's interest in the Plan as a Participant.

                                   ARTICLE 4
                                 PARTICIPATION

          4.1   Election to Participate. Any Director may enroll in a Benefit
                -----------------------
Unit under the Plan effective as of the first day of a Plan Year by filing a completed and fully executed Enrollment Agreement with the Committee prior to the beginning of such Plan Year. Any person who first becomes a Director on or after the first day of a Plan Year may enroll in a Benefit Unit under the Plan, effective as of the date of filing of a completed and fully executed Enrollment Agreement, by filing such Enrollment Agreement with the Committee. Any enrollment in a Benefit Unit beginning in any Plan Year other than the first Plan Year under this Plan may be made only with the consent of the Committee. Pursuant to said Enrollment Agreement, the Director shall irrevocably elect a Deferral Commitment by which the aggregate Director's Fees of such Participant will be reduced over the eight (8) Plan Years beginning with the Plan Year next following the execution of the Enrollment Agreement (the "Deferral Period"), provided, however, that:

                (a)   Minimum Deferral. The dollar amount by which the aggregate
                      ----------------
     Director's Fees may be reduced for any Benefit Unit for any Plan Year shall not be less than the equivalent as of the first day of such Plan Year of Two Thousand U.S. Dollars (U.S. $2,000.00).

                (b)   Reduction in Director's Fees.
                      ----------------------------

                      (i)    In General. Except as otherwise provided in this
                             ----------
            Section 4.1, the Director's Fees of the Participant for each of the Plan Years in the Deferral Period shall be reduced by an amount equal to the result of dividing the Deferral Commitment by the number of Plan Years in the Deferral Period. The Committee shall make such exceptions to this requirement as may be necessary to accommodate persons who first become Directors on or after the first day of a Plan Year and elect to become Participants in the Plan.

                      (ii)   Accelerated Reduction. Prior to the beginning of
                             ---------------------
            any Plan Year in any Deferral Period as to which there are two (2) or more Plan Years remaining, a Participant may elect in a written notice filed with the Committee to increase the amount of the reduction of Director's Fees otherwise provided for by Section 4.1(b)(i) for any of the Plan Years remaining in such Deferral Period; provided, however, that any such increase in the reduction of Director's Fees for any remaining Plan Years in the Deferral Period shall not increase the Deferral Commitment for the Deferral Period, but shall act to shorten the length of the Deferral Period, unless the Participant elects in such written notice to apply the increased reduction in Director's Fees for any Plan Year as a credit against the reductions in Director's Fees that otherwise would have resulted in subsequent Plan Years in the Deferral Period pursuant to
            Section 4.1(b)(i). In the event a Participant elects to increase the previously elected reduction of Director's Fees pursuant to this
            Section 4.1(b), the Participant in his sole discretion shall determine the allocation as between said Participant's retainer and regular Board of Directors meeting fees paid during the year of such increase.

               (c)   Maximum Reduction in Director's Fees. A Participant may not
                     ------------------------------------
     elect a Deferral Commitment or an increase in reduction of Director's Fees pursuant to Section 4.1(b)(ii), or any combination of the two, that would cause the aggregate total reduction in Director's Fees in any Plan Year with respect to all Benefit Units to exceed one hundred percent (100%) of the excess of (i) the Director's Fees otherwise payable during such Plan Year, over (ii) the sum of the amounts required by federal, state or local law to be withheld by the Company from such Director's Fees. In the event that a Participant elects a Deferral Commitment or increase in reduction of Director's Fees in an amount in excess of the amount allowable pursuant to the previous sentence, the
                                                                     -
     election shall be valid except that the Deferral Commitment or increase in reduction of Director's Fees so elected shall automatically be reduced to comply with such limitation, whichever is most appropriate in the sole discretion of the Committee.

For purposes of the Plan, a Benefit Unit shall be deemed to be a Benefit Unit in which a Participant is enrolled only as of and after the first day of the Deferral Period with respect to such Benefit Unit.

          4.2   Deferred Compensation Accounts. The Committee shall establish
                ------------------------------
and maintain a separate Deferred Compensation Account for each of a Participant's Benefit Units. The amount by which a Participant's Director's Fees are reduced pursuant to Section 4.1 with respect to any Benefit Unit shall be credited by the Company to the Participant's Deferred Compensation Account for such Benefit Unit no later than the first day of the month following the month in which such Director's Fees would otherwise have been paid. The Deferred Compensation Account for a Benefit Unit shall be debited by the amount of any payments made by the Company to the Participant or the Beneficiary with respect to such Benefit Unit pursuant to this Plan.

                (a)   Normal Retirement, Death, Disability and Pre-Retirement
                      -------------------------------------------------------
     Benefit Interest. Each Deferred Compensation Account of a Participant who
     ----------------
     terminates service as a Director by reason of death, Disability or Normal Retirement or who elects and receives a Pre-Retirement Benefit shall be deemed to bear interest on the balance in such Deferred Compensation Account from the date such Deferred Compensation Account was established through the date of such death, Disability, Normal Retirement or commencement of payment of such Pre-Retirement Benefit at a rate equal to the sum of (i) the Declared Rate, plus (ii) six percent (6%) per annum, compounded annually. Following the date of Normal Retirement, Disability or commencement of payment of such Pre-Retirement Benefit, each of a Participant's Deferred Compensation Accounts shall be deemed to bear interest on the balance in such Deferred Compensation Account at a rate equal to the sum of (i) the average of the Declared Rate for the five (5) Plan Years ending prior to such Normal Retirement, Disability or commencement of payment of such Pre-Retirement Benefit, plus (ii) six percent (6%) per annum, compounded annually. Following the date of Participant's death prior to commencement of payment of any Normal Retirement Benefit or Pre-Retirement Benefit with respect to a Benefit Unit, the Deferred Compensation Account for such Benefit Unit shall be deemed to bear interest on the balance in such Deferred Compensation Account at a rate determined by the Committee prior to the beginning of each Plan Year.

               (B)    Termination Interest. In the case of any termination of a
                      --------------------
     Participant's service as a Director other than by reason of death, Disability or Normal Retirement or prior to the commencement of any Pre-Retirement Benefit elected by the Participant, each of such Participant's Deferred Compensation Accounts, shall be deemed to bear interest, compounded annually, from the date such Deferred Compensation Account was established through the date of such termination of service on the balance in such Deferred Compensation Account at a rate equal to the Declared Rate; provided, however, that if a Participant shall so terminate service as a Director prior to the completion of the first Plan Year in the Deferral Period for any Benefit Unit, the Deferred Compensation Account for such Benefit Unit shall not be credited with interest in any amount.

          Deemed interest will be credited (at one-twelfth [1/12] of the annual rate) to each Deferred Compensation Account on a monthly basis on the last day of each month and will be compounded annually.

          4.3   Valuation of Accounts. The value of a Deferred Compensation
                ---------------------
Account as of any date shall equal the amounts theretofore credited to such account plus the interest deemed to be earned on such account in accordance with
Section 4.2 through the day preceding such date less amounts theretofore debited to such account.

          4.4   Statement of Accounts. The Committee shall submit to each
                ---------------------
Participant, within one hundred twenty (120) days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Deferred Compensation Accounts. Each statement of account shall show the Participant's deferrals and the interest credited to the Participant's Deferred Compensation Account.

                                   ARTICLE 5
                                   BENEFITS

          5.1   Normal Retirement Benefit. Upon Normal Retirement, the Company
                -------------------------
shall pay to the Participant with respect to each Benefit Unit in which the Participant is enrolled an equal amount each month for one hundred eighty (180) months beginning on the first day of the month next following the date of Normal Retirement the sum of which payments shall equal (a) the value as of the date of Normal Retirement of the Deferred Compensation Account for such Benefit Unit, plus (b) the interest that will accrue on the unpaid balance in such Deferred Compensation Account during such one hundred eighty (180) month period pursuant to Section 4.2 (the "Normal Retirement Benefit"). A Participant may instead elect in the Enrollment Agreement for any Benefit Unit to have the Normal Retirement Benefit for such Benefit Unit paid to him in either sixty (60) or one hundred twenty (120) equal monthly payments or to have payments made on an annual rather than a monthly basis, the amount of any such payments to be calculated in accordance with the principle stated in the preceding sentence, or may elect in such Enrollment Agreement to defer the making of such election until any time prior to sixty (60) days preceding the date of Normal Retirement.

          5.2   Pre-Retirement Benefit. A Participant may elect in the
                ----------------------
Enrollment Agreement for any Benefit Unit to receive with respect to such Benefit Unit an equal amount each month for one hundred eighty (180) months, beginning on a date set forth in the Enrollment Agreement which may be no earlier than the latest of (a) the date on which the Participant attains age sixty (60), (b) the ninth anniversary of the first day of the Deferral Period for such Benefit Unit and (c) the date on which the Deferral Commitment with respect to such Benefit Unit is completed, the sum of which amounts shall equal
(x) the value as of the date of commencement of the payments of the Deferred Compensation Account for such Benefit Unit, plus (y) the interest that will accrue on the unpaid balance in such Deferred Compensation Account during such one hundred eighty (180) months period pursuant to Section 4.2 (the "Pre-Retirement Benefit"). A Participant may instead elect in the Enrollment Agreement for a Benefit Unit to have the Pre-Retirement Benefit for such Benefit Unit paid to him in either sixty (60) or one hundred twenty (120) equal monthly payments or to have the payments made on an annual rather than a monthly basis, the amount of any such payments to be calculated in accordance with the principle stated in the preceding sentence. A Participant who elects a Pre-Retirement Benefit with respect to a Benefit Unit shall not receive a Normal Retirement Benefit with respect to such Benefit Unit and a Participant who receives either a Termination Benefit or a Disability Benefit with respect to a Benefit Unit shall not receive a Pre-Retirement Benefit with respect to such Benefit Unit.

          5.3   Disability Benefit. In the event that a Participant who has
                ------------------
completed the Deferral Commitment with respect to a Benefit Unit experiences a Disability prior to the commencement of payment of either the Normal Retirement Benefit or the Pre-Retirement Benefit with respect to such Benefit Unit, the Company shall pay to such Participant the Normal Retirement Benefit with respect to such Benefit Unit (the "Disability Benefit"), beginning on the commencement of the Disability. In the event that a Participant who has not completed the Deferral Commitment with respect to a Benefit Unit experiences a Disability, amounts that otherwise would have been credited to the Deferred Compensation Account for such Benefit Unit in accordance with Section 4.1 if the Participant had not suffered such a Disability will continue to be credited to such Deferred Compensation Account for all purposes of this Plan. Upon completion of the Deferral Commitment with respect to a Benefit Unit, the Company shall commence payment to the Participant of the Disability Benefit with respect to such Benefit Unit. A Participant who receives a Disability Benefit with respect to a Benefit Unit shall not otherwise receive either a Normal Retirement Benefit or a Pre-Retirement Benefit with respect to such Benefit Unit.

          5.4   Termination Benefit. If a Participant shall cease to be a
                -------------------
Director for purposes of a Benefit Unit for any reason other than death, Disability or Normal Retirement, and prior to the commencement of payment of either the Normal Retirement Benefit or the Pre-Retirement Benefit with respect to such Benefit Unit, the Company shall pay to the Participant in one lump sum an amount (the "Termination Benefit") equal to the value of the Deferred Compensation Account for such Benefit Unit in which the Participant is enrolled less any payments theretofore made by the Company to such Participant pursuant to this Plan and such Participant shall be entitled to no further benefits under this Plan for such Benefit Unit.

          5.5   Survivor Benefits.
                -----------------

                (a) If a Participant dies prior to commencement of any Normal Retirement Benefit or Pre-Retirement Benefit under the Plan with respect to a Benefit Unit in which the Participant is enrolled, the Company will pay to the Beneficiary with respect to such Benefit Unit an annual benefit for ten (10) years, beginning on the first day of the month next following the date of such Participant's death, equal to the sum of the following:

                      (i) An annual payment each year for ten (10) years the sum of which payments shall equal the sum of (A) the value as of the date of death of the Deferred Compensation Account for such Benefit Unit, plus (B) the interest that will accrue on the unpaid balance in such Deferred Compensation Account during such ten (10) year period pursuant to Section 4.2; provided, however, that if the value of the Deferred Compensation Account for such Benefit Unit as of the date of the Participant's death is less than Twenty Five Thousand Dollars ($25,000), the then value of the Deferred Compensation Account will be paid out to such Beneficiary in one lump sum rather than in ten (10) annual payments; plus

                      (ii) An annual payment each year for ten (10) years equal to one hundred percent (100%) of the initial annual amount by which Director's Fees were reduced with respect to such Benefit Unit as determined pursuant to Section 4.1(b) (i).

               (b) If a Participant dies after the commencement of the payment of any Normal Retirement Benefit or Pre-Retirement Benefit with respect to a Benefit Unit under the Plan, the Company will pay to the Beneficiary the remaining installments of any such benefit that would have been paid to the Participant had the Participant survived.

          5.6   Spousal Survivor Benefit. If a Participant dies after the
                ------------------------
commencement of the payment of any Normal Retirement Benefit or Pre-Retirement Benefit with respect to a Benefit Unit under the Plan and such Participant has been married for at least one (1) year at the time of such Participant's death, the Company shall pay to such Participant's surviving spouse an annual benefit for a period of five (5) years equal to fifty percent (50%) of the annual Normal Retirement Benefit or Pre-Retirement Benefit otherwise payable to the Participant assuming an election to receive such payments over one hundred eighty (180) months, beginning on the first day of the month next following the later of (a) the date of such Participant's death or (b) the month in which the last payment of Normal Retirement Benefit or Pre-Retirement Benefit is paid pursuant to Section 5.5(b).

          5.7   Withholding; Unemployment Taxes. To the extent required by the
                -------------------------------
law in effect at the time payments are made, the Company shall withhold from payments made hereunder the minimum taxes required to be withheld by the federal or any state or local government.

          5.8   Discounted Cash Out Election
                ----------------------------

                (a) During the course of any Plan Year prior to the date on which a Participant ceases to serve as a Director, the Participant may make one election to receive all or part of the Participant's Deferred Compensation Account(s) in a single lump-sum payment that shall be paid within fifteen (15) days after the end of the month in which the Participant files a written election to receive a discounted lump sum payment pursuant to this Section 5.8(a). Interest on the amount elected to be withdrawn from such Deferred Compensation Accounts shall cease to accrue at this end of the month in which the Discounted Cash Out Election is made. The requirements for a valid Discounted Cash Out Election and the manner of determining the amount to be paid to a Participant who makes a pre-retirement Discounted Cash Out Election are as follows:

                     (i) The Discounted Cash Out Election must be for an amount of $200,000 or greater, unless a Participant has a Deferred Compensation Account for a Benefit Unit worth less than $200,000 at the time of the Discounted Cash Out Election in which case the amount of the Discounted Cash Out Election may be equal to 100% of the Deferred Compensation Account for the Benefit Unit in question.

                     (ii) The amount available for the Discounted Cash Out Election shall be determined by establishing the value of the Participant's Deferred Compensation Account for the Benefit Unit (including the rate of interest to be credited pursuant to Section 4.2) as if the Participant ceased to serve as a Director on the last day of the month during which the Participant executes a written Discounted Cash Out Election.

                     (iii) If a Participant elects to receive his entire Deferred Compensation Account for a Benefit Unit via a Discounted Cash Out Election, the Participant's Deferred Compensation Account for the Benefit Unit shall be deemed fully distributed to the Participant. The amount, however, actually distributed to the Participant shall be the amount of the Deferred Compensation Account for the Benefit Unit less a penalty equal to six percent (6%) of the amount otherwise distributable.

                     (iv) If a Participant elects to receive $200,000, or some higher dollar amount of his Deferred Compensation Account for a Benefit Unit, the amount elected shall be deemed distributed to the Participant. The amount, however, actually distributed to the Participant shall be the elected amount less a penalty equal to six percent (6%) of the elected amount.

               (b) During the course of any Plan Year following a Participant's Normal Retirement date, the Participant or the Beneficiary may make up to two elections to receive all or part of the Participant's Deferred Compensation Account(s) in single lump sum payments that shall be paid within fifteen (15) days after the end of the month in which the Participant or Beneficiary files a written election to receive a discounted lump sum payment pursuant to this Section 5.8(b). Interest on the amount elected to be withdrawn from such Deferred Compensation Account(s) shall cease to accrue at the end of the month in which the Discounted Cash Out Election is made. The requirements for a valid Discounted Cash Out Election and the manner of determining the amount to be paid to a Participant or Beneficiary who makes a post-retirement Discounted Cash Out Election are as follows:

                     (i) The Discounted Cash Out Election must be for an amount of $200,000 or greater, unless a Participant or Beneficiary has a Deferred Compensation Account for a Benefit Unit worth less than $200,000 at the time of the Discounted Cash Out Election in which case the amount of the Discounted Cash Out Election may be equal to 100% of the Deferred Compensation Account for the Benefit Unit in question.

                     (ii) If a Participant or Beneficiary elects to receive his entire Deferred Compensation Account for a Benefit Unit via a Discounted Cash Out Election, the Participant's or Beneficiary's Deferred Compensation Account for the Benefit Unit shall be deemed fully distributed to the Participant or Beneficiary. The amount, however, actually distributed to the electing Participant or Beneficiary shall be the amount of the Deferred Compensation Account for the Benefit Unit less a penalty equal to six percent (6%) of the amount otherwise distributable.

                     (iii) If a Participant or Beneficiary elects to receive $200,000 or some higher dollar amount of his Deferred Compensation Account, the amount elected shall be deemed fully distributed to the Participant or Beneficiary. The amount, however, actually distributed to the Participant or Beneficiary shall be the elected amount less a penalty equal to six percent (6%) of the elected amount.

                     (iv) If a Participant or Beneficiary makes a Discounted Cash Out Election(s) or receives payment(s) of an Emergency Benefit and a portion of a Deferred Compensation Account for a Benefit Unit remains unpaid, future monthly benefit payments shall be reduced to reflect the withdrawal of part of the Deferred Compensation Account and there shall be no reduction in the previously scheduled number of monthly benefit payments.

          5.9  Emergency Benefit.  "Emergency Benefit". In the event that the
               -----------------
Committee, upon written petition of the Participant or Beneficiary, determines, in its sole discretion, that the Participant or Benficiary has suffered an unforeseeable financial emergency, the Company shall pay to the Participant or Beneficiary, as soon as practicable following such determination, an amount necessary to meet the emergency not in excess of the Termination Benefit to which the Participant would have been entitled pursuant to Section 5.4 if said Participant had a termination of service on the date of such determination (the "Emergency Benefit"). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. An unforeseeable financial emergency for purposes of this Plan shall exist for any Participant or Beneficiary who is deemed to be in constructive receipt of income on account of deferred benefits payable under the terms of the Plan, and in such event all deferred benefits giving rise to said constructive receipt of income shall be paid to the Participant or Beneficiary in question. Notwithstanding the foregoing, the final determination by the Internal Revenue Service ("IRS") or court of competent jurisdiction, all time for appeal having lapsed, that the Company is not the owner of the assets of the Rabbi Trust, with the result that the income of the Rabbi Trust is not treated as income of the Company pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended ("Code"), or the final determination by (i) the IRS, (ii) a court of competent jurisdiction, all time for appeal having lapsed, or (iii) counsel to the Company that a federal tax is payable by the Participant or Beneficiary with respect to assets of the Rabbi Trust or the Participant's or Beneficiary's Deferral Accounts prior to the distribution of those assets or Deferral Accounts to the Participant or Beneficiary shall in any event constitute an unforeseeable financial emergency entitling such Participant or Beneficiary to an Emergency Benefit provided for in this Section. Cash needs arising from foreseeable events such as the purchase of a home or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency. The amount of benefits otherwise payable under the Plan shall thereafter be adjusted to reflect the reduction of a Deferral Account due to the early payment of the Emergency Benefit.

                                   ARTICLE 6
                            BENEFICIARY DESIGNATION

          Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under this Plan shall be made in the event of Participant's death prior to complete distribution to Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee.

          The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary designation form shall revoke such designation unless in the case of divorce the previous spouse or a trust for said previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant's new spouse or a trust for said new spouse had previously been designated as Beneficiary.

          If a Participant fails to designate a Beneficiary as provided above, or if his Beneficiary designation is revoked by marriage, divorce, or otherwise without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Committee shall direct the distribution of such benefits to the Participant's estate.

                                   ARTICLE 7
                       AMENDMENT OR TERMINATION OF PLAN

          The Chairman and Chief Executive Officer of the Company may amend the Plan; provided, however, that (i) no such amendment shall be effective to decrease the benefits accrued by any Participant or Beneficiary of a deceased Participant (including, but not limited to, the rate of interest credited to the Deferred Compensation Accounts) prior to the Plan Year commencing after the date of such amendment; (ii) Section 4.2(a) may not be amended; (iii) the definition of Declared Rate may not be amended; and (iv) the other substantive provisions of the Plan related to the calculation of benefits or the manner or timing of payments to be made under the Plan shall not be amended so as to prejudice the rights of any Participant or Beneficiary of a deceased Participant.

               Notwithstanding any terms herein to the contrary, the Company may not terminate the Plan. The Company shall not have any obligation to, but may, in its discretion, allow additional deferrals into this Plan.

                                   ARTICLE 8
                                 MISCELLANEOUS

          8.1 Unsecured General Creditor. The Company intends to establish and fund the Avery Dennison Corporation Directors Deferred Compensation Trust ("Rabbi Trust"). The assets of the Rabbi Trust shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from the Rabbi Trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in an specific property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company ("Policies"). Apart from the Rabbi Trust, such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and Policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

          8.2   Obligations To The Company. If a Participant becomes entitled to
                --------------------------
a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, then the Company may offset such amount owing it against the amount of benefits otherwise distributable. Such determination shall be made by the Committee.

          8.3   Nonassignability. Neither a Participant nor any other person
                ----------------
shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable, hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

          8.4   Board Membership Not Guaranteed. Nothing contained in this Plan
                -------------------------------
nor any action taken hereunder shall be construed as a contract for services of any Director as a director of the Company or as giving a Director any right to be retained as a director of the Company.

          8.5   Protective Provisions. Each Participant shall cooperate with the
                ---------------------
Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate, the Company shall have no further obligation to the Participant under the Plan, other than payment to such Participant of the cumulative reductions in Director's Fees theretofore made pursuant to this Plan. If a Participant commits suicide during the two (2) year period beginning on the later of (a) the date of adoption of this Plan or (b) the first day of the first Plan Year of such Participant's participation in the Plan, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his Beneficiary other than payment to such Participant of the cumulative reductions in Director's Fees theretofore made pursuant to this Plan, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of misstatement or nondisclosure.

          8.6   Gender, Singular and Plural. All pronouns and any variations
                ---------------------------
thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular .

          8.7   Captions. The captions of the articles, sections, and paragraphs
                --------
of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          8.8   Validity. In the event any provision of this Plan is held
                --------
invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

          8.9   Notice. Any notice or filing required or permitted to be given
                ------
to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the President of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          8.10  Applicable Law. This Plan shall be governed and construed in
                --------------
accordance with the laws of the State of California.












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